                          SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                       BALDWIN TECHNOLOGY COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             MERRILL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                        BALDWIN TECHNOLOGY COMPANY, INC.
                                One Norwalk West
                               40 Richards Avenue
                           Norwalk, Connecticut 06854

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 12, 1998

To the Stockholders:

    The Annual Meeting of Stockholders of Baldwin Technology Company, Inc. (the "Company") will be held at the Sheraton Stamford Hotel (formerly the Tara Stamford Hotel), 2701 Summer Street, Stamford, Connecticut on the 12th day of November, 1998 at 10:00 a.m., Eastern Standard Time, for the following purposes:

    1. To elect two Class II Directors to serve for three-year terms or until their respective successors are elected and qualify.

    2.  To approve the Company's 1998 Non-Employee Directors' Stock Option Plan.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record as of the close of business on September 30, 1998, are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut.

                                          By Order of the Board of Directors.

                                          Helen P. Oster
                                          SECRETARY

Norwalk, Connecticut
October 15, 1998

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF COMMON STOCK PERSONALLY, WHETHER OR NOT YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                        BALDWIN TECHNOLOGY COMPANY, INC.

                                PROXY STATEMENT

                                                            Norwalk, Connecticut
                                                                October 15, 1998

    The accompanying Proxy is solicited by and on behalf of the Board of Directors of Baldwin Technology Company, Inc., a Delaware corporation (the "Company"), for use only at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut on the 12th day of November, 1998 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is October 15, 1998.

    Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman, or the Inspectors of Election, at the Annual Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

    Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, will be voted FOR the election as Directors of the nominees named herein and if any one or more of such nominees should become unavailable for election for any reason then FOR the election of any substitute nominee that the Board of Directors of the Company may propose and FOR the adoption of the Company's 1998 Non-Employee Directors' Stock Option Plan. In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware of any other matters to be presented for action at the meeting.

    With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be counted as present for purposes of determining the existence of a quorum and will not have any effect on the vote. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of the election of Directors.

    The affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), present, in person or by proxy, and entitled to vote at the meeting, voting as a single class, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share, is required for the approval of the adoption of the Company's 1998 Non-Employee Directors' Stock Option Plan and any other matters voted upon at the meeting or any adjournment thereof other than the election of Directors. The required votes for the election of Directors is described below under the caption "Voting Securities."

                               VOTING SECURITIES

    The Board of Directors has fixed the close of business on September 30, 1998 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on September 30, 1998 consisted of 15,165,181 shares of Class A Common Stock and 1,835,883 shares of Class B Common Stock.

    With respect to the election of Directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect 25% of the total number of Directors (or the nearest higher whole number) constituting the entire Board of Directors. Accordingly, the holders of Class A Common Stock are entitled to elect two of the eight Directors constituting the entire Board of Directors. Holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining Directors, but only so long as the number of outstanding shares of Class B Common Stock is equal to at least 12.5% of the number of outstanding shares of both classes of Common Stock. If the number of outstanding shares of Class B Common Stock is less than 12.5% of the total number of outstanding shares of both classes of Common Stock, the remaining directors are elected by the holders of both classes of Common Stock voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common Stock having ten votes per share. As of September 30, 1998 the number of outstanding shares of Class B Common Stock constituted approximately 11% of the total number of outstanding shares of both classes of Common Stock. Accordingly, the holders of Class A Common Stock and Class B Common Stock voting together are entitled to elect six of the eight Directors constituting the entire Board of Directors.

    Except with respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, the holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share. A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of record of both Class A Common Stock and Class B Common Stock representing a majority of the aggregate number of votes entitled to be cast by both classes together. Abstentions will be considered present and have the effect of a negative vote; broker non-votes will be neither present nor have any effect on the vote on such matters.

    With respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, a quorum of the stockholders of such class is constituted by the presence, in person or by proxy, of holders of record of such class of Class A Common Stock or Class B Common Stock representing a majority of the number of votes entitled to be cast by such class. As stated above, proxies withheld and broker non-votes will be excluded entirely with respect to the election of Directors and have no effect on the vote thereon.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding beneficial ownership of the Class A Common Stock and Class B Common Stock as of August 31, 1998 (except where otherwise noted) based on a review of information filed with the United States Securities and Exchange Commission ("SEC") and the Company's stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each executive officer of the Company named in the Summary Compensation Table, and
(d) all executive officers and directors of the Company as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.

                                                              BENEFICIAL OWNERSHIP
                                          ------------------------------------------------------------
                                           AMOUNT AND NATURE OF OWNERSHIP
                                                                                       PERCENT OF
NAME AND ADDRESS                          --------------------------------        --------------------
OF BENEFICIAL OWNER                          CLASS A(1)         CLASS B           CLASS A(1)   CLASS B
----------------------------------------  ----------------   -------------        ----------   -------
Oppenheimer Capital(2)..................         1,485,700               0            9.7%        --
  Oppenheimer Tower
  World Financial Center
  New York, New York 10281

The TCW Group, Inc.(3)..................         1,132,000               0            7.4%        --
  865 South Figueroa Street
  Los Angeles, California 90017

Gabelli Funds, Inc.(4)..................         1,114,500               0           7.28%        --
  One Corporate Center
  Rye, New York 10580

Shufro Rose & Ehrman(5).................         1,054,690               0           6.08%        --
  745 Fifth Avenue
  New York, New York 10151

Paradigm Capital Management(6)..........           972,000               0           6.34%        --
  9 Elk Street
  Albany, New York 12207

Dimensional Fund Advisors Inc.(7).......           906,900               0           5.93%        --
  1299 Ocean Ave., 11th floor
  Santa Monica, California 90401

Akira Hara(8)...........................           860,085(9)       345,600(10)       5.4%      18.0%
  Baldwin Japan Limited
  2-4-34 Toyo 2-chome, Kotoh-ku
  Tokyo 135, Japan

Gerald A. Nathe(8)......................           482,666(9)(11)       500,144(10)     3.1%    24.8%
  Baldwin Technology Company, Inc.
  40 Richards Avenue
  Norwalk, Connecticut 06854

                                                              BENEFICIAL OWNERSHIP
                                          ------------------------------------------------------------
                                           AMOUNT AND NATURE OF OWNERSHIP
                                                                                       PERCENT OF
NAME AND ADDRESS                          --------------------------------        --------------------
OF BENEFICIAL OWNER                          CLASS A(1)         CLASS B           CLASS A(1)   CLASS B
----------------------------------------  ----------------   -------------        ----------   -------
Jane G. St. John(12)....................           384,931         404,864            2.5%      22.1%
  P.O. Box 3236
  Blue Jay, California 92317

Wendell M. Smith(8)(13).................           270,634(14)     548,683            1.8%      29.9%
  10 Manor House
  Smith's FL07, Bermuda

William J. Lauricella...................           104,344(9)(15)   87,666(10)         *         4.6%
  Baldwin Technology Company, Inc.
  40 Richards Avenue
  Norwalk, Connecticut 06854

S. Roger Johansson......................            46,667(9)       33,333(10)         *         1.8%
  Baldwin Amal AB
  V:a Bangatan 8, Box 9
  S662 21 Amal, Sweden

M. Richard Rose(8)......................            11,222(9)       20,778(10)         *         1.1%
  4606 Willow Cove
  Geneva, New York 14456

Judith A. Booth(8)......................            10,689(9)(16)      311(10)         *          *
  4301 Silver Fox Drive
  Naples, Florida 34119

Samuel B. Fortenbaugh III(8)............             8,222(9)          778(10)         *          *
  Morgan, Lewis & Bockius LLP
  101 Park Avenue
  New York, New York 10178

Ralph R. Whitney, Jr.(8)................             6,222(9)      100,778(10)         *         5.5%
  Hammond, Kennedy, Whitney & Company,
    Inc.
  230 Park Avenue
  New York, New York 10169

                                                              BENEFICIAL OWNERSHIP
                                          ------------------------------------------------------------
                                           AMOUNT AND NATURE OF OWNERSHIP
                                                                                       PERCENT OF
NAME AND ADDRESS                          --------------------------------        --------------------
OF BENEFICIAL OWNER                          CLASS A(1)         CLASS B           CLASS A(1)   CLASS B
----------------------------------------  ----------------   -------------        ----------   -------
John T. Heald, Jr.(8)...................             1,394(9)           106(10)        *          *
  Union Camp Corporation
  1600 Valley Road
  Wayne, New Jersey 07470

All executive officers and directors of
  the Company as a group (including 10
  individuals, named above)(17).........         1,802,145(9)     1,638,177(10)      11.4%      74.5%
                                                      (11)(13)
                                                  (14)(15)(16)

------------

*=Less than 1%.

 (1) Each share of Class B Common Stock is convertible at any time, at the option of the holder thereof, into one share of Class A Common Stock. The amount shown as Class A Common Stock does not include those shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by the beneficial owner. If the shares of Class B Common Stock owned by the individuals named above were converted, their respective Amount of Ownership of Class A Common Stock and their Percent of Class A Common Stock owned would be as follows: Mr. Hara, 1,205,685-- 7.7%; Mr. Smith, 819,317--5.2%; Mr. Nathe, 982,810--6.2%; Mrs. St. John,
     789,795--5.1%; Mr. Lauricella, 192,010--1.3%; with less than 1%, Dr. Rose,
     32,000; Mr. Fortenbaugh, 9,000; Ms. Booth, 11,000; Mr. Whitney, 107,000;
     Mr. Heald, 1,500; Mr. Johansson, 80,000 and as to all executive officers and directors of the Company as a group, 3,440,322 or 19.8%.

 (2) Amount and Nature of Ownership and Percent of Class is based on Schedule 13G dated February 27, 1998 filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner as of December 31, 1997.

 (3) Amount and Nature of Ownership and Percent of Class is based on Amendment No. 2 to Schedule 13G dated February 12, 1998, filed with the SEC reporting beneficial ownership of securities of the Company held by affiliates of the beneficial owner as of December 31, 1997.

 (4) Amount and Nature of Ownership and Percent of Class is based on Amendment No. 7 to Schedule 13D dated February 19, 1998 filed with the SEC reporting beneficial ownership of securities of the Company held by affiliates of the beneficial owner.

 (5) Amount and Nature of Ownership and Percent of Class is based on Amendment No. 1 to Schedule 13G dated February 13, 1998 filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner as of December 31, 1997.

 (6) Amount and Nature of Ownership and Percent of Class is based on Schedule 13F filed with the SEC reporting ownership of securities of the Company held by the beneficial owner, a registered investment advisor, as of June 30, 1998.

 (7) Amount and Nature of Ownership and Percent of Class is based on Schedule 13G dated February 9, 1998 filed with the SEC. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, was deemed to have had beneficial ownership of 906,900 shares of the Company's Class A

     Common Stock as of December 31, 1997, all of which shares were held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

 (8) Member of the Board of Directors of the Company.

 (9) Includes shares of Class A Common Stock subject to options which are exercisable within 60 days as follows--Mr. Hara, 111,667 shares; Mr. Nathe, 311,666 shares; Mr. Lauricella, 98,333 shares; Dr. Rose, 3,578 shares; Mr. Fortenbaugh, 6,222 shares; Ms. Booth, 2,689 shares; Mr. Whitney, 6,222 shares; Mr. Johansson, 46,667 shares; and Mr. Heald, 894 shares.

(10) Includes shares of Class B Common Stock subject to options which are exercisable within 60 days as follows--Mr. Hara, 85,000 shares; Mr. Nathe, 180,000 shares; Mr. Lauricella, 61,666 shares; Dr. Rose, 778 shares; Mr. Fortenbaugh, 778 shares; Ms. Booth, 311 shares; Mr. Whitney, 778 shares; Mr. Johansson, 33,333 shares; and Mr. Heald, 106 shares.

(11) Includes 11,000 shares of Class A Common Stock held jointly with Mr. Nathe's wife; also includes 160,000 shares which may be issued pursuant to Mr. Nathe's employment agreement with the Company as more fully described in the Employment and Consulting Agreements section below.

(12) Includes 24,000 shares of Class B Common Stock owned by Mrs. St. John's husband, John G. St. John, President of a subsidiary of the Company, 8,897 shares of Class A Common Stock held in Mr. St. John's account under the Company's Profit Sharing and Savings Plan, 4 shares of Class A Common Stock held for Mr. St. John in the Stock Bonus Fund of said Plan and 35,833 shares of Class A Common Stock subject to options which are exercisable within 60 days. Also includes an aggregate of 4,800 shares of Class A Common Stock held by the St. Johns as custodians for their children.

(13) The record owner of 259,500 and 504,015 of such shares of Class A Common Stock and Class B Common Stock, respectively, is Polestar Corporation. The record owner of 20,668 of such shares of Class B Common Stock is Polestar Limited. All outstanding shares of capital stock of Polestar Corporation and Polestar Limited are owned beneficially and of record by Wendell M. Smith.

(14) Does not include 14,400 shares of Class A Common Stock owned by Mr. Smith's wife, as to which shares Mr. Smith disclaims beneficial ownership.

(15) Includes 6,010 shares of Class A Common Stock held in Mr. Lauricella's account under the Company's Profit Sharing and Savings Plan and 1 share of Class A Common Stock held for Mr. Lauricella in the Stock Bonus Fund under said Plan.

(16) Includes 6,000 shares held in trust, 2,000 shares held in an Individual Retirement Account, and 1,000 shares owned jointly with Ms. Booth's husband.

(17) Does not include 42,546 shares of Class A Common Stock owned by Harold W. Gegenheimer, Chairman Emeritus of the Company.

    To the knowledge of the Company, no arrangement exists, the operation of which might result in a change in control of the Company.

                             ELECTION OF DIRECTORS

    Under the Company's Certificate of Incorporation, the Board of Directors is divided into three classes, with each class being as equal in size as possible. One class is elected each year. Directors in each class hold office for a term of three years and until their respective successors are elected and qualified. There are currently eight members of the Company's Board of Directors, the number having been set by the Board of Directors in accordance with the Company's By-laws. Judith A. Booth (a Class I Director) and M. Richard Rose (a Class II Director) were elected by a plurality vote of the outstanding shares of Class A Common Stock. The other Directors were elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as a single class.

    At this year's Annual Meeting, two Directors will be elected to Class II. If elected, their new terms will expire at the Annual Meeting in 2001. Gerald A. Nathe, nominated to serve as a Class II Director, may be elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting together as a single class. M. Richard Rose, also nominated to serve as a Class II Director, may be elected by a plurality vote of the outstanding shares of Class A Common Stock present, in person or by proxy, and entitled to vote at the meeting.

    The Board of Directors knows of no reason why any nominee for Director would be unable to serve as a Director. If any nominee should for any reason be unable to serve, the shares represented by all valid proxies not containing contrary instructions may be voted for the election of such other person as the Board may recommend in place of a nominee that is unable to serve.

    Set forth below are the names of all Directors and nominees and certain biographical information with respect to each such Director and nominee.

NOMINEES FOR ELECTION AT THE 1998 ANNUAL MEETING:

CLASS II

    Gerald A. Nathe, age 57, has served as Chairman of the Board of the Company since February, 1997, as Chief Executive Officer since October 1995, as President since August, 1993 and as a Director since 1987. He was a Vice President of the Company from July, 1990 through August, 1993.

    M. Richard Rose, age 65, has served as a Director of the Company since 1989. He is President Emeritus of the Rochester Institute of Technology, where he served as President and Chief Executive Officer from 1979 through June, 1992, when he retired. He is currently Chairman of the Board of Trustees of Roberts Wesleyan College and serves as a director of Unimail Corporation, a mail service company located in Rochester, New York.

OTHER DIRECTORS:

CLASS III (TERM WILL EXPIRE AT THE 1999 ANNUAL MEETING)

    Akira Hara, age 63, has served as a Vice President and Director of the Company and as President of Baldwin Asia Pacific Corporation since 1989. He has been President of Baldwin Japan Limited since 1979 and President of the Company's Graphic Products and Controls Group since April 1997.

    Ralph R. Whitney, Jr., age 63, has served as a Director of the Company since 1988. Mr. Whitney has been a principal of Hammond, Kennedy, Whitney & Company, Inc., a private capital firm, since 1971 and currently serves as its Chairman and Chief Executive Officer. He also serves as a director and Chairman of IFR Systems, Inc., a communications test equipment company, and Control Devices, Inc., a manufacturer of bimetal fuses and sensing devices for the automobile industry. He is a director of Excel Industries, Inc., an automobile parts manufacturer, Selas Corporation of America, an industrial furnace company, and Relm Communications, a wireless communications company.

    John T. Heald, Jr., age 53, has served as a Director of the Company since 1996. He is Executive Vice President of the Packaging Group of Union Camp Corporation, a manufacturer of paper, packaging and wood products and a producer of chemicals used in flavors and fragrances. From 1993 to 1997 he was Senior Vice President of the Converting Group of Union Camp Corporation. He also serves as a director of American Nutrition, Inc., a pet food manufacturing company.

CLASS I (TERM WILL EXPIRE AT THE 2000 ANNUAL MEETING)

    Wendell M. Smith, age 63, has been a Director of the Company since 1984. He served as Chairman of the Board from November, 1988, through February, 1997; was Chief Executive Officer from 1984 through October, 1995 and was President from 1984 through August, 1993. He is the founder and President of Polestar Limited, and currently serves as a director of Bowne & Co., Inc., a provider of financial and commercial printing services.

    Samuel B. Fortenbaugh III, age 64, is a Senior Partner and a former Chairman of the law firm of Morgan, Lewis & Bockius LLP, counsel to the Company. He has been a partner of that firm since 1980 and a Director of the Company since 1987.

    Judith A. Booth, age 56, has been a Director of the Company since 1994. She is a retired graphic arts industry executive. Until December, 1996, Ms. Booth was Vice President of Courier Corporation, a large book printer in the U.S. Ms. Booth joined Courier in 1990 as founder and President of The Courier Connection, an electronic integrated publishing service bureau, which is a division of Courier Corporation.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The Directors and executive officers of the Company are as follows:

                NAME                                                   POSITION
------------------------------------  ---------------------------------------------------------------------------
Gerald A. Nathe.....................  Chairman of the Board, President, Chief Executive Officer and Director (1)
Akira Hara..........................  Vice President and Director (1)
S. Roger Johansson..................  Vice President
William J. Lauricella...............  Vice President, Chief Financial Officer and Treasurer
Judith A. Booth.....................  Director (3)
Samuel B. Fortenbaugh III...........  Director (3)
John T. Heald, Jr...................  Director (2)
M. Richard Rose.....................  Director (2)
Wendell M. Smith....................  Director (3)
Ralph R. Whitney, Jr................  Director (1)(2)

------------

(1) Member of the Executive Committee.

(2) Member of the Compensation and Stock Option Committee.

(3) Member of the Audit Committee.

    S. Roger Johansson, age 51, has been a Vice President of the Company since November, 1996. He has been Managing Director of Amal AB, a subsidiary of the Company, since November, 1991. In October, 1995, he was made head of the Company's European Sector, and since April, 1997, has served as President of the Company's Material Handling Group.

    William J. Lauricella, age 39, has been a Vice President of the Company since November, 1997. He joined the Company in 1989, was appointed Assistant Treasurer in 1990, Treasurer in 1992, and Chief Financial Officer in 1993.

    All of the Company's officers are elected annually by the Board of Directors and hold office at the pleasure of the Board of Directors and serve until their successors are duly elected and qualified.

    See "Election of Directors" for biographies relating to Directors.

BOARD OF DIRECTORS

    The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the management of the Company, although it is not involved in day-to-day operations. Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports presented at Board and Committee meetings. During the fiscal year ended June 30, 1998, the Board held four regularly scheduled meetings, no special meetings and acted by written consent in lieu of meeting twice. Each of the Directors attended at least 75% of the meetings of the Board and the Committees on which they serve.

COMPENSATION OF DIRECTORS

    Directors who were not employees of the Company received a $14,000 annual retainer and a fee of $1,000 for each meeting of the Board of Directors or Committee attended during the first half of the fiscal year ended June 30, 1998; effective January 1, 1998, the Board of Directors voted to increase the annual retainer to $16,000 per year. The per-meeting fee remained at $1,000 and is limited to one meeting per day.

    Non-employee Directors also receive annual awards of stock options under the Company's 1990 Directors' Stock Option Plan (the "1990 Directors' Plan"). Each year, on the day following the Company's Annual Meeting of Stockholders, every eligible Director is automatically granted an option to purchase 1,000 shares of Common Stock, allocated between Class A Common Stock and Class B Common Stock in the same ratio as there are shares outstanding of Class A Common Stock to Class B Common Stock on such day. To date, options to purchase 32,923 shares of Class A Common Stock and 4,077 shares of Class B Common Stock have been granted under the 1990 Directors' Plan of which options to purchase 24,070 shares of Class A Common Stock and 3,286 shares of Class B Common Stock remain outstanding, with exercise prices ranging from $2.56 to $5.50 for the options to purchase Class A Common Stock and between $3.20 and $6.88 for the options to purchase Class B Common Stock. Under the 1990 Directors' Plan, two Directors have each been granted options to purchase 7,115 shares of Class A Common Stock and 885 shares of Class B Common Stock, respectively; one Director has been granted options to purchase 4,471 shares of Class A Common Stock and 885 shares of Class B Common Stock; one Director has been granted options to purchase 3,582 shares of Class A Common Stock and 418 shares of Class B Common Stock; and one Director has been granted options to purchase 1,787 shares of Class A Common Stock and 213 shares of Class B Common Stock.

    During fiscal 1998, the Company commissioned a study by an outside consultant, on Board Compensation. As a result of said study, the Chairman recommended, and the Board voted to approve, a program for compensating Directors, consisting of (1) an annual retainer of $16,000 per year and a $1,000 per meeting fee, (2) a requirement that every Director own stock in the Company with a market value of three times the annual retainer within five years, and
(3) annual stock option grants to every non-employee Director of 3,000 shares of Class A Common Stock in the Company, which shall vest at 1/3 per year over a 3 year period. As a result of this recommendation, the 1998 Non-Employee Directors' Stock Option Plan as described below was adopted by the Board subject to stockholder approval, and is being submitted to a vote of the stockholders at the Annual Meeting.

    A corporation controlled by one non-employee Director, Wendell M. Smith, has a consulting agreement with the Company. One employee Director, Akira Hara, has an employment agreement with one of the Company's subsidiaries; one employee Director, Gerald A. Nathe, has an employment agreement with the Company. These agreements are described in detail in the Employment and Consulting Agreements section below.

EXECUTIVE COMMITTEE

    The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the fiscal year ended June 30, 1998, the Executive Committee met three times. The Executive Committee presently consists of Gerald A. Nathe, Akira Hara and Ralph R. Whitney, Jr.

AUDIT COMMITTEE

    The Audit Committee reviews the internal controls of the Company and the objectivity of its financial reporting and meets with appropriate Company financial personnel and its independent certified public accountants in connection with these reviews. The Audit Committee recommends to the Board the appointment of independent certified public accountants to serve as auditors to examine the corporate accounts of the Company. During the fiscal year ended June 30, 1998, the Audit Committee met three times. The Audit Committee presently consists of Judith A. Booth, Samuel B. Fortenbaugh III and Wendell M. Smith.

COMPENSATION AND STOCK OPTION COMMITTEE

    The Compensation and Stock Option Committee has the responsibility for establishing the compensation arrangements for the executive officers of the Company. The Compensation and Stock Option Committee also administers the Amended and Restated 1986 Stock Option Plan, and the 1996 Stock Option Plan. During the fiscal year ended June 30, 1998, the Compensation and Stock Option Committee met four times. The Compensation and Stock Option Committee presently consists of John T. Heald, Jr., M. Richard Rose and Ralph R. Whitney, Jr.

NOMINATING COMMITTEE

    The Board does not have a nominating committee, but acts, as a whole, in performing the functions of such a committee. The Executive Committee has the responsibility for recommending to the Board the candidates to be considered for nomination to the Board of Directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is comprised of three members, each of whom is a non-employee Director of the Company. The Committee has the responsibility for establishing the salary, incentive compensation, non-wage benefits and perquisites of the Chief Executive Officer and each of the other executive officers of the Company. Decisions concerning grants or awards under certain of the Company's stock-based compensation plans are also made solely by the Committee in order for the grants or awards under such plans to satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Set forth below is a report submitted by the members of the Committee addressing the Company's compensation policies for fiscal 1998 as they affected the executive officers of the Company.

    PHILOSOPHY

    The Company is committed to increasing shareholder value through employee excellence. The Board, the Committee, and management all recognize the critical relationship between an employee's knowledge, skill, experience and incentives, and the success of the Company's business. The Company is, and must always be, customer driven. Historically, the Company's compensation philosophy has recognized entrepreneurial spirit, encouraged small business unit initiation and rewarded individual business unit performance. Performance was most often measured against budgeted or targeted income levels.

    During Fiscal 1998, the Company implemented a new financial performance measurement system based on Economic Profit ("EP") which focuses on return on capital. In addition, the Company adopted a new incentive compensation system, entitled the Baldwin Technology Company, Inc. Executive and Key Person Cash Incentive Program (the "CIP"). Under the CIP, all executive officers and a number of key employees of the Company have their cash incentive compensation based on EP, either at the corporate, product group, or business unit level. Beginning with Fiscal 1999, an overall corporate-wide EP performance hurdle has been established to ensure that no cash incentive compensation payments will be made unless the overall corporate hurdle is achieved.

    EXECUTIVE OFFICERS' DISCLOSURE

    GENERAL. For each of the executive officers of the Company named in the Summary Compensation Table below, compensation consists of base salary (which is set by the officers' respective employment agreements), a bonus (which for fiscal 1998 was calculated in accordance with the new CIP described in the Philosophy section above, but for prior years was based on a formula tied to either the Company's consolidated net income and/or the income of a sector or subsidiary of the Company), stock options (which are tied to the long-term performance of the Company, as reflected by its stock price), and other perquisites. Certain of these executive officers also have supplemental retirement benefits reported under "Supplemental Retirement Benefits".

    FISCAL 1998 COMPENSATION. Mr. Hara's base salary is set by an employment agreement between Mr. Hara and a subsidiary of the Company, Baldwin Japan Limited, signed in 1988 and amended in 1995 (see the Employment and Consulting Agreements section, below). During fiscal 1998, Mr. Hara received a five (5%) percent increase in his base salary. Mr. Hara participates in the Company's new CIP and has a portion of his cash incentive based on the results of the Graphic Products and Controls Group and a portion based on the Company's overall results. Mr. Hara earned a cash bonus of $289,752 for fiscal 1998, which amount is included in the Bonus column of the Summary Compensation Table. Also during fiscal 1998, Mr. Hara was granted options to purchase 25,000 shares of Class A Common Stock of the Company in recognition of his dedication and performance in carrying out his additional duties and responsibilities as President of the Company's Graphic Products and Controls Group.

    Mr. Johansson's base salary is set by an employment agreement with a subsidiary of the Company, Baldwin Europe Consolidated ("BEC"), effective October 16, 1997 (see the Employment and Consulting Agreements section, below). During fiscal 1998, Mr. Johansson received an increase of 11.5% in his base salary, which included a one-time adjustment based upon the results of a market compensation study made by the Company's compensation consultants. Mr. Johansson also participates in the Company's new CIP and has a portion of his cash incentive based on the results of the Material Handling Group and a portion based on the Company's overall results. Mr. Johansson earned a cash bonus of $114,458 for fiscal 1998, which amount is included in the Bonus column of the Summary Compensation Table. Also during fiscal 1998, Mr. Johansson was granted options to purchase 30,000 shares of Class A Common Stock of the Company in recognition of his additional duties and responsibilities as President of the Company's Material Handling Group.

    Mr. Lauricella's base salary is set by an employment agreement between Mr. Lauricella and the Company, signed in fiscal 1998 (see the Employment and Consulting Agreements section, below). During fiscal 1998, Mr. Lauricella received an increase of 14% in his base salary, which included a one-time adjustment based upon the results of a market compensation study made by the Company's compensation consultants. Mr. Lauricella participates in the Company's new CIP, under which he earned $127,804 for fiscal 1998, which amount is included in the Bonus column of the Summary Compensation Table. In fiscal 1998, the Committee forgave interest payments due from Mr. Lauricella in the total amount of $35,236 on a loan from the Company which Mr. Lauricella had used to purchase shares of Class B Common Stock of the Company, which amount is included as "Other Compensation" in the Summary Compensation Table. Also during fiscal 1998, Mr. Lauricella was granted options to purchase 15,000 shares of Class A Common Stock of the Company in recognition of his dedication and performance in carrying out his additional duties and responsibilities as a Vice President of the Company.

    CEO DISCLOSURE

    Mr. Nathe's base salary is set by his employment agreement with the Company (see the Employment and Consulting Agreements section, below). During fiscal 1998, Mr. Nathe received a six (6%) percent increase in his base salary. For fiscal 1998, Mr. Nathe earned an incentive bonus of $294,158 under the Company's new CIP. In fiscal 1998, the Committee forgave an interest payment due from Mr. Nathe in the amount of $106,425 on a loan from the Company which Mr. Nathe had used to purchase shares of Class B Common Stock of the Company, which amount is included as "Other Compensation" in the Compensation Table.

    DEDUCTIBILITY OF COMPENSATION UNDER FEDERAL INCOME TAXES

    Based on currently prevailing authority, including Treasury Regulations issued in December, 1995, and in consultation with outside tax and legal experts, the Committee has determined that it is unlikely that the Company will pay any amounts in fiscal 1999 that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and accordingly has not recommended that any special actions be taken or plans or programs be revised at this time in light of such tax law provision (except that the Company intends that fair market value stock options to be granted under the 1996 Stock Option Plan will qualify as "performance-based compensation" under Section 162(m).

                                          RALPH R. WHITNEY, JR. (Chairman)

                                          JOHN T. HEALD, JR.

                                          M. RICHARD ROSE

EXECUTIVE COMPENSATION

    The following table sets forth the total remuneration paid to the Company's Chief Executive Officer and to each of the most highly compensated executive officers of the Company for the fiscal years ended June 30, 1998, 1997 and 1996, respectively, and includes remuneration in respect of all elements indicated from all sources, including affiliates of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                  -----------------
                                                  ANNUAL COMPENSATION               STOCK OPTIONS
                                        ----------------------------------------   (NO. OF SHARES)
         NAME AND                                                 OTHER ANNUAL        CLASS A/         ALL OTHER
    PRINCIPAL POSITION         YEAR       SALARY     BONUS(1)   COMPENSATION(2)        CLASS B       COMPENSATION
---------------------------  ---------  ----------  ----------  ----------------  -----------------  -------------
Gerald A. Nathe,                  1998  $  326,598  $  294,158               (3)                0/0   $   109,898(4)
  Chairman of the Board,          1997    $265,510         -0-                             35,000/0   $   106,333
  President and Chief             1996    $190,004     $90,400                             0/60,000   $   123,866
  Executive Officer

Akira Hara,                       1998  $  314,764  $  289,752               (3)           25,000/0           -0-
  Vice President and              1997    $329,135    $234,642                             15,000/0           -0-
  Director; President--           1996    $315,848    $270,249                        55,000/45,000           -0-
  Graphic Products and
  Controls Group

S. Roger Johansson,               1998  $  158,958  $  114,458               (3)           30,000/0           -0-
  Vice President;                 1997    $152,897     $14,516                       30,000/100,000           -0-
  President--Material             1996    $162,367     $10,827                             25,000/0           -0-
  Handling Group

William J. Lauricella             1998  $  174,178  $  127,804     $   61,356(5)           15,000/0   $    38,709(4)
  Vice President, Chief           1997    $155,608     $25,000                        35,000/20,000   $     9,500
  Financial Officer and           1996    $142,900         -0-                        40,000/45,000   $     1,625
  Treasurer

-------------

(1) In accordance with the provisions of the new CIP, approximately 85% of the incentive bonus amounts set forth above for fiscal 1998 will be paid in cash during fiscal 1999. The remainder has been set aside in an incentive bonus bank and may be paid out in fiscal 2000 and beyond subject to achievement of certain performance hurdles in those later years. If such performance hurdles are not achieved, these amounts are subject to forfeiture.

(2) Does not include retirement benefits--see Supplemental Retirement Benefits below.

(3) Excluded where benefits less than $50,000 or 10% of the total salary and bonus.

(4) Includes forgiveness of interest payments due to the Company on December 1, 1997 and Company contributions under the Profit Sharing and Savings Plan.

(5) Includes $45,000 deferred compensation, $1,183 long term disability premiums, $2,450 club fees, $1,750 legal/financial services, $9,500 life insurance policy premiums and $1,473 car allowance.

    The following table sets forth certain information relating to options granted during fiscal 1998 to purchase shares of Class A Common Stock of the Company, pursuant to the Company's 1996 Stock Option Plan (the "Plan"). These options become exercisable in three equal annual installments beginning on the second anniversary of the date of grant, subject to acceleration as set forth in the Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL
                                                    GRANTS
                                               ----------------                              POTENTIAL REALIZABLE VALUE(3) AT
                                                  % OF TOTAL
                                    OPTIONS      OPTIONS/SARS                              ASSUMED ANNUAL RATES OF STOCK PRICE
                                     /SARS        GRANTED TO      EXERCISE                   APPRECIATION FOR OPTION TERM(4)
    NAME                            GRANTED      EMPLOYEES IN     PRICE ($/   EXPIRATION   ------------------------------------
    -----                           (#/SH)      FISCAL YEAR(1)     SH)(2)        DATE          0%(5)         5%         10%
                                  -----------  ----------------  -----------  -----------  -------------  ---------  ----------
G.A. Nathe......................           0
A. Hara.........................      25,000           6.7%       $    3.00     08/12/07     $       0    $  47,167  $  119,531
S.R. Johansson..................      30,000           8.0%       $    3.00     08/12/07     $       0    $  56,601  $  143,437
W.J. Lauricella.................      15,000           4.0%       $    3.00     08/12/07     $       0    $  28,300  $   71,718

------------

(1) Options to purchase a total of 375,000 shares of Class A Common Stock were granted under the Plan to all employees as a group during the fiscal year ended June 30, 1998.

(2) The exercise price represents the closing price of the Company's Class A Common Stock as traded on the American Stock Exchange on the date of grant.

(3) The dollar amounts under the potential realizable value columns use the 0%, 5% and 10% rates of appreciation as permitted by the Securities and Exchange Commission, and are not intended to forecast actual future appreciation in the Company's stock price. Actual gains, if any, on stock options are dependent on the future performance of the Company's stock. There can be no assurance that the amounts reflected in this table will be achieved.

(4) All stock options granted during Fiscal 1998 were for a ten (10) year term.

(5) No gain to the optionee is possible without an increase in the stock price, which would benefit all stockholders commensurately. A zero percent gain in stock appreciation will result in zero dollars for the optionee.

    The following table provides information concerning each option exercised during the fiscal year ended June 30, 1998 by each of the executive officers named in the Summary Compensation Table and the fiscal year-end values of unexercised options held by such executive officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                                 NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                     OPTIONS/SARS            IN-THE-MONEY OPTIONS/SARS
                                                                     AT FY-END(#)                  AT FY-END($)
    NAME                  SHARES ACQUIRED        VALUE        ---------------------------  -----------------------------
    -----                 ON EXERCISE(#)    REALIZED($)(1)     EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(2)
                          ---------------  -----------------  ---------------------------  -----------------------------
G.A. Nathe..............           -0-               -0-      300,000 /  35,000 Class A    $482,500 / $100,625 Class A
                                                              151,667 /  48,333 Class B    $ 45,063 / $ 35,426 Class B

A. Hara.................           -0-               -0-      81,666 /  83,334 Class A     $ 41,250 / $140,000 Class A
                                                              61,667 /  38,333 Class B     $ 41,937 / $ 29,175 Class B

S.R. Johansson..........           -0-               -0-      28,333 /  76,667 Class A     $  9,792 / $180,833 Class A
                                                              0 / 100,000 Class B          $     0 / $359,400 Class B

W.J. Lauricella.........           -0-               -0-      70,000 /  80,000 Class A     $ 92,709 / $160,416 Class A
                                                              31,667 /  58,333 Class B     $ 30,217 / $101,054 Class B

-------------

(1) Market value of underlying securities at exercise minus the exercise price.

(2) Where the value shown is zero, the exercise prices of all outstanding stock options at fiscal year end were greater than the fair market value of the Company's Class A Common Stock on the last day of fiscal 1998 ($5.875), or in the case of Class B stock, 125% of such value of the Company's Class A Common Stock ($7.344).

SUPPLEMENTAL RETIREMENT BENEFITS

    Each of Messrs. Nathe, Hara and Johansson are entitled to supplemental retirement benefits in accordance with their respective employment agreements.

    Mr. Nathe's employment agreement provides for deferred compensation to be paid to him or his estate for 15 years or life, whichever is longer, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement. The annual benefit is 40% of Mr. Nathe's final average compensation for his last three (3) years under his employment agreement. The estimated annual benefit is $206,594.

    Mr. Hara is a participant in the Retirement Allowance Plan for Representative Directors of Baldwin Japan Limited ("BJL") under his Employment Agreement executed in connection with the Stock Purchase Agreement between Mr. Hara and the Company made during FY 1989. Under that plan, Mr. Hara is entitled to receive a retirement benefit equal to his then current base salary multiplied by years of service and a multiplication factor for the position served, payable in a single lump sum. The estimated amount of this lump sum benefit is $1,518,766. Mr. Hara shall also be entitled, if at retirement he has served as a Director of BJL for more than 20 years, at least 16 of which were as President and Representative Director, to receive a supplemental retirement allowance equal to 40% of the average of his three highest paid salary years during his employment by BJL. The supplemental retirement allowance is payable, beginning at age 65, for a minimum of 15 years or for life, whichever is longer. The estimated annual benefit of this supplemental retirement allowance is $158,339.

    As required by Swedish law, Mr. Johansson is a participant in the Amal AB retirement program, as are all Amal employees. Pursuant to the terms of Mr. Johansson's employment agreement, Amal is required to make additional contributions to the plan to ensure that adequate amounts have been accrued to allow Mr. Johansson to retire at age 60 and receive the same amount of pension he would have received had he worked until the normal retirement age of 65. In addition to contributions made to the plan by Amal, Mr. Johansson has also made voluntary contributions to the plan. The estimated annual benefit, including amounts arising from Mr. Johansson's voluntary contribution, is $84,857.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Samuel B. Fortenbaugh III, a Director of the Company who serves on the Audit Committee, is a partner in the law firm of Morgan, Lewis & Bockius LLP, who serve as the Company's counsel.

                               PERFORMANCE GRAPH

    The following Performance Graph compares the Company's cumulative total stockholder return on its Class A Common Stock for the five fiscal years ended June 30, 1998 with the cumulative total return of the American Stock Exchange Market Value Index and a peer group based on selected companies from the Standard Industrial Classification ("SIC") Code 3555--the Special Industry Machinery, Printing Trades Machinery and Equipment. The companies included in the peer group are: Multigraphics, Inc., Baldwin Technology Company, Inc., Check Technology Corp., Gunther International Ltd., Indigo, NV, Presstek Inc., Publishers Equipment Corp., Scitex Ltd., Stevens International Inc. and Xeikon, NV. The comparison assumes $100 was invested on June 30, 1993 in the Company's Class A Common Stock and in each of the foregoing indices and assumes reinvestment of all dividends. Total stockholder return is calculated using the closing price of the stock on the last trade date of each fiscal year. The stock price performance shown is not intended to forecast or be indicative of the possible future performance of the Company's stock.

              COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG
         BALDWIN TECHNOLOGY COMPANY, INC., THE AMEX MARKET VALUE INDEX,
                                AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               BALDWIN TECHNOLOGY                             AMEX

                        COMPANY, INC.       PEER GROUP       MARKET VALUE
06/93                         $100.00          $100.00            $100.00
06/94                         $124.14           $56.22             $97.66
06/95                         $139.66           $94.33            $115.19
06/96                          $98.28           $92.03            $132.83
06/97                          $79.31           $77.70            $147.06
06/98                         $162.07           $64.98            $172.57

* $100 invested on 6/30/93 in stock or index--including reinvestment of dividends. Fiscal year ending June 30.

EMPLOYMENT AND CONSULTING AGREEMENTS

    Effective July 1, 1997, the Company entered into a new employment agreement with Gerald A. Nathe, its President and Chief Executive Officer, replacing an earlier agreement dated January 31, 1994. The new agreement provides that Mr. Nathe will be paid (x) an annual salary of no less than $318,000, (y) annual incentive compensation in an amount determined under the Company's Executive and Key Person Cash Incentive Program, and (z) certain amounts upon termination of employment, such amounts to depend upon whether the termination was by the Company or by Mr. Nathe, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to death or disability. For purposes of clause (z) above, in the event of (i) the removal of Mr. Nathe or the election of any other person as President or Chief Executive Officer of the Company, (ii) any merger or consolidation or sale of substantially all of the assets of the Company or change in control or liquidation of the Company, or (iii) the failure by the Company to observe or comply in any material respect with any of the provisions of the employment agreement, in each case, other than with Mr. Nathe's approval, Mr. Nathe may, within six months of any such event, treat such event as a termination, without cause, of his employment by the Company. The employment agreement also provides for (a) the payment of certain deferred compensation to Mr. Nathe following the termination of his employment with the Company, subject to a vesting schedule set forth in the agreement, (b) the Company making an interest bearing loan to Mr. Nathe, in the amount of approximately $1.8 million to facilitate the purchase by Mr. Nathe of Class B Common Stock of the Company from an unrelated party with the loan secured by a pledge of the purchased shares of the Company's Class B Common Stock, and (c) the transfer by the Company to Mr. Nathe, at no cost to Mr. Nathe, of up to two hundred thousand shares of the Company's Class A Common Stock, in five equal installments of 40,000 shares each, when, in the case of the first such installment, the market value of the Company's Class A Common Stock has attained $5.875 per share and, in the case of each subsequent installment, such market value increases by $2.00 per share over the market value at which the previous installment was earned. The market value of the Company's Class A Common Stock attained $5.875 per share on October 10, 1994 and 40,000 shares were transferred to Mr. Nathe at no cost to him. Mr. Nathe has agreed that, for a period of three years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company in any geographical location at which there is at the time business conducted by the Company which was conducted by the Company at the date of such termination.

    In November, 1988, Baldwin Japan Limited entered into an employment agreement with Akira Hara, its President and a Director and Vice President of the Company which provides for Mr. Hara's continued employment by BJL until the earlier of Mr. Hara's retirement (before age 68) or his death or disability. Further, Mr. Hara has agreed not to compete with BJL for a period of three years after the termination of the employment agreement. Effective July 1, 1995, the employment agreement between Mr. Hara and BJL was amended to include a supplemental retirement allowance.

    Effective July 1, 1991, one of the Company's wholly-owned subsidiaries, Baldwin Asia Pacific Corporation ("BAP"), entered into a consulting agreement with A-Plus Ltd., a company owned by Mr. Hara. Under the consulting agreement, A-Plus Ltd. provided certain management services within the Asia Pacific Region, outside of Japan and Hong Kong, and received compensation equal to one percent (1%) of the after-tax profits for the twelve (12) month period ending on each June 30, that were earned by BAP up to a maximum of $75,000. The consulting agreement had a one-year term and was automatically extended for additional one-year terms unless either party gave prior timely notice of termination. During fiscal 1997, notice was given, and the consulting agreement was terminated. Amounts earned by A-Plus Ltd. during the fiscal years ending June 30, 1997 and 1996 under the agreement were $33,517 and $39,131, respectively; said amounts are included for Mr. Hara in the Summary Compensation Table above.

    In October, 1995, two of the Company's subsidiaries, Amal AB and Baldwin Europe Consolidated B.V. ("BEC") entered into employment agreements with S. Roger Johansson, Managing Director of those entities. Those employment agreements were terminated and a new agreement made, effective October 16, 1997 between Mr. Johansson and BEC, which provides for (a) a minimum base annual salary of 1,243,922 SEK to be paid, in the aggregate, to Mr. Johansson, (b) incentive compensation under the Company's Executive Key Person Cash Incentive Plan, (c) guaranteed pension, health insurance and group insurance as customary in Sweden, and (d) the option of early retirement at age fifty-seven (57). The agreement is for a term of one-year, and is automatically renewed for subsequent one (1) year periods unless canceled by either party.

    On March 11, 1998, the Company entered into an employment agreement with William J. Lauricella, Vice President, Chief Financial Officer and Treasurer. The employment agreement provides for (a) a minimum base salary of $181,440 to be paid to Mr. Lauricella, (b) incentive compensation under the Company's Executive and Key Person Cash Incentive Program, (c) deferred compensation for ten years following termination of employment, subject to vesting as set forth in the agreement, (d) Company loans to purchase stock, and (e) certain other benefits. The agreement terminates on June 30, 2003.

                              CERTAIN TRANSACTIONS

    The Company retains the law firm of Morgan, Lewis & Bockius LLP as its legal counsel. Samuel B. Fortenbaugh III, a Director of the Company, is a partner of Morgan, Lewis & Bockius LLP.

    On November 30, 1993, the Company entered into a loan and pledge agreement with Gerald A. Nathe, President, Chief Executive Officer and a Director of the Company, pursuant to which the Company loaned Mr. Nathe $1,817,321 to enable him to purchase 315,144 shares of the Company's Class B Common Stock from a non-employee stockholder. On March 11, 1994, the Company entered into a loan and pledge agreement with William J. Lauricella, Chief Financial Officer and Treasurer of the Company, pursuant to which the Company loaned Mr. Lauricella $164,063 to enable him to purchase 25,000 shares of the Company's Class B Common Stock from a non-employee stockholder. Each of such loans is evidenced by a demand promissory note bearing interest equal to the U.S. Dollar 3-Month LIBOR rate plus 1.25%, such rate to be reset on the first day of each succeeding January, April, July and October, and secured by such purchased shares. The maximum amounts of the loans outstanding, including interest, during the year ended June 30, 1998 were $1,606,425 and $199,298 for Messrs. Nathe and Lauricella, respectively. During the year ended June 30, 1998, the Company forgave Mr. Nathe's and Mr. Lauricella's interest payments in the amounts of $106,425 and $35,236, respectively, which amounts are included for Messrs. Nathe and Lauricella in the Summary Compensation Table above.

           APPROVAL OF 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

    On September 25, 1990, the Board of Directors adopted, and the Company's stockholders subsequently approved, the 1990 Directors Stock Option Plan (the "1990 Plan") pursuant to which non-employee directors of the Company have automatically been granted annual stock options to purchase 1,000 shares of the Company's Class A Common Stock and Class B Common Stock. The 1990 Plan provides that it shall terminate on November 20, 2000. Because the Board of Directors views a stock option program as an integral part of the Company's compensation package to attract and retain qualified directors to serve on its Board, on August 11, 1998, the Board of Directors adopted, subject to stockholder approval, the 1998 Non-Employee Directors' Stock Option Plan (the "1998 Plan") to serve as a replacement for the 1990 Plan. The 1990 Plan will be immediately terminated once the stockholders approve the 1998 Plan, provided that outstanding options granted under the 1990 Plan will continue to be subject to the terms thereof.

    The stockholders are now requested to approve the adoption of the 1998 Plan. No options have been, or will be, granted pursuant to the 1998 Plan unless such approval is obtained.

DESCRIPTION OF THE 1998 PLAN

    The 1998 Plan is set forth as Exhibit A to this Proxy Statement, and the description of the 1998 Plan contained herein is qualified in its entirety by reference to Exhibit A.

    The 1998 Plan provides for the issuance of a maximum aggregate number of 250,000 shares of Class A Common Stock upon proper exercise of options granted thereunder. On the day after the Annual Meeting and on the day following each succeeding annual meeting of stockholders, each person who is then serving as a member of the Board of Directors and is not an employee of the Company or a subsidiary of the Company shall be automatically granted an option to purchase 3,000 shares of the Company's Class A Common Stock at a per share exercise price equal to the fair market value of a share of Class A Common Stock on the date the option is granted. Each option granted to a Director will vest in three equal annual installments on each succeeding anniversary of the date of grant, subject to acceleration (i) in the event of a "change in control" as defined in the 1998 Plan, (ii) upon the death or disability of a Director, or (iii) upon the resignation by the Director at the end of his or her term.

    The Board may amend or terminate the 1998 Plan at any time; provided, however, that approval by the stockholders of the Company will be obtained if necessary or desirable to comply with applicable law, regulation or rule. The 1998 Plan has no expiration date.

    On October 6, 1998, the closing price on the American Stock Exchange of the Class A Common Stock was $5.1875 per share. The number of non-employee Directors who currently will be eligible to participate in the 1998 Plan is six (6).

TAX CONSEQUENCES TO OPTIONEES

    Under present tax law, the Federal income tax treatment of options granted under the 1998 Plan is generally as described below. Local and state tax authorities may also tax incentive compensation awarded under the 1998 Plan.

    A Director will recognize no income upon grant of an option under the 1998 Plan. Upon exercise, an optionee, in general, will recognize ordinary income to the extent of the difference between the amount paid by the optionee for the shares and the fair market value of the shares on the date of option exercise.

Upon a subsequent disposition of the shares received under the option, the optionee generally will recognize short-term or long-term capital gain or loss, as the case may be, to the extent of the difference between the amount realized on the disposition and the tax basis of such shares (generally, the fair market value of the shares on the date the optionee is first subject to tax liability following exercise).

TAX CONSEQUENCES TO THE COMPANY

    The Company will generally be entitled to a deduction for Federal income tax purposes at the same time and in the same amount that an optionee is required to recognize ordinary income as described above. To the extent an optionee realizes capital gains as described above, the Company will not be entitled to any deduction for Federal income tax purposes.

VOTE REQUIRED FOR APPROVAL

    The adoption of the 1998 Plan requires the affirmative vote of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting as a single class, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    PricewaterhouseCoopers LLP audited the accounts of the Company for the fiscal year ending June 30, 1998. Price Waterhouse LLP has audited the accounts of the Company since 1968.

    A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

    Stockholders may present proposals for inclusion in the Company's 1999 proxy statement provided they are received by the Company no later than June 17, 1999 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

                                    GENERAL

    So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the Proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

                                CERTAIN REPORTS

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more that ten percent of a registered class of the Company's equity securities to file with the Company, the Securities and Exchange Commission, and the American Stock Exchange initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During fiscal 1998, to the best of the Company's knowledge, all required reports were filed on a timely basis. In making this statement, the Company has relied on the written representations of its directors and executive officers and copies of the reports provided to the Company.

                               OTHER INFORMATION

    The cost of solicitation of Proxies will be borne by the Company. Solicitation of Proxies may be made by mail, personal interview, telephone and facsimile by officers, directors and regular employees of the Company.

                                          Helen P. Oster

                                          SECRETARY

                                                                       EXHIBIT A

                        BALDWIN TECHNOLOGY COMPANY, INC.
                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

Section 1.  PURPOSE

    The purpose of this Plan is to advance the interests of the Company and its stockholders by providing a means to attract and retain highly qualified persons to serve as non-employee directors of the Company and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's stockholders.

Section 2.  DEFINITIONS

    Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section:

    (a) "Board" means the Board of Directors of the Company.

    (b) A "Change in Control" shall be deemed to have occurred:

        (i) if any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the beneficial ownership of any voting security of the Company and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 35% or more of the total voting power of any class of voting securities of the Company then outstanding;

        (ii) upon consummation of any transaction described in Section 7, other than any such transaction which results in at least 65% of the total voting power represented by each class of the voting securities of the Company (or, if the Company does not survive, the surviving entity) outstanding immediately after such transaction being beneficially owned by at least 65% of the holders of each class of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction;

       (iii) upon a complete liquidation of the Company or the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e., 60% or more of the total assets of the Company); or

        (iv) if the individuals (A) who constitute the Board as of the date the Plan is adopted by the Board (the "Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds ( 2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds ( 2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election), cease for any reason to constitute a majority of the members of the Board.

    (c) "Company" means Baldwin Technology Company, Inc., a Delaware
Corporation.

    (d) "Participant" means any person who, as a non-employee director of the Company, has been granted an Option which remains outstanding under the Plan.

    (e) "Exchange Act" means the Securities Exchange Act of 1934, as it may be amended from time to time.

    (f) "Plan" means this 1998 Non-Employee Directors' Stock Option Plan as set forth herein and as amended from time to time.

    (g) "Share" means a share of Class A Common Stock, $0.01 par value, of the Company and such other securities as may be substituted for such Share or such other securities pursuant to Section 7.

    (h) "Fair Market Value" of a Share on a given date means the last sales price or, if last sales information is generally unavailable, the average of the closing bid and asked price per Share on such date (or, if there was no trading or quotation in the stock on such date, on the next preceding date on which there was trading or quotation) and reported in the WALL STREET JOURNAL.

    (i) "Option" means the right, granted to a director under Section 6, to purchase a specified number of Shares at the specified exercise price for a specified period of time under the Plan. All Options will be non-qualified stock options.

Section 3.  SHARES AVAILABLE UNDER THE PLAN

    Subject to adjustment as provided in Section 7, the total number of shares reserved and available for issuance under the Plan is 250,000. Such shares may be authorized but unissued Shares or treasury Shares. For purposes of the Plan, Shares that may be purchased upon exercise of an Option will not be considered to be available after such Option has been granted, except for purposes of issuance in connection with such Option, PROVIDED, HOWEVER, that, if an Option is forfeited, canceled, terminated or otherwise expires for any reason without having been exercised in full, the Shares subject to the unexercised portion of such Option will again be available for issuance under the Plan.

Section 4.  ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Board, PROVIDED, HOWEVER, that any action by the Board relating to the Plan will be taken only if, in addition to any other required vote, such action is approved by the affirmative vote of a majority of the directors who are not then eligible to participate in the plan.

Section 5.  ELIGIBILITY

    Each director of the Company who, on any date on which an Option is to be granted under Section 6, is not an employee of the Company or any subsidiary of the Company will be eligible, at such date, to be granted an Option under
Section 6. No person other than those specified in this Section 5 will be eligible to participate in the Plan.

Section 6.  OPTIONS

    (a) NUMBER OF SHARES: On the day after each annual meeting of the Company's stockholders occurring on and after the effective date of the Plan, each person who at such time is serving as a director and who is otherwise eligible pursuant to Section 5 shall receive an Option to purchase 3,000 Shares, in each case subject to adjustment as provided in Section 7.

    (b) EXERCISE PRICE: The exercise price per Share purchasable upon exercise of an Option will be equal to 100% of the Fair Market Value of a Share on the date of grant of the Option.

    (c) OPTION EXPIRATION: A participant's Option will expire at the earlier of
(i) 10 years after the date of grant, (ii) immediately upon the resignation or removal of a Participant as a director of the Company before he or she has served his or her full term as a director, or (iii) one year after the date the Participant ceases to serve as a director of the Company by reason of death or disability (as determined by the Board) or after he or she has served his or her full term as a director.

    (d) VESTING AND EXERCISABILITY: Each Option shall vest and become exercisable as follows: (i) as to one third the number of shares granted, on the first anniversary of the date the Option is granted, (ii) as to another one third the number of shares granted, on the second anniversary of the date the Option is granted, and (iii) as to the remainder of the shares granted, on the third anniversary of the date the Option is granted, provided, however, that all Options held by a Participant shall become fully vested and exercisable (i) immediately prior to a Change in Control, (ii) upon the death or disability (as determined by the Board) of such Participant, or (iii) upon the resignation of a Participant at the end of his or her term as a director of the Company.

    (e) METHOD OF EXERCISE: A Participant may exercise an Option, in whole or in part, at such time as it is exercisable and prior to its expiration, by giving written notice of exercise to the Secretary of the Company, specifying the option to be exercised and the number of shares to be purchased, and paying in full the exercise price in cash (including by check) or by surrender of Shares already owned by the Participant (except for Shares acquired from the Company by exercise of an option less than six months before the date of surrender) having a Fair Market Value at the time of exercise equal to the exercise price, or by a combination of cash and Shares.

Section 7.  ADJUSTMENT PROVISIONS

    In the event any dividend or other distribution (whether in the form of cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, extraordinary dividend (whether in the form of cash, Shares, or other property), liquidation, dissolution, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant's rights under the Plan, then an adjustment shall be made, in a manner that is proportionate to the change to the Shares and otherwise equitable, in (i) the number and kind of Shares remaining reserved and available for issuance under Section 3, (ii) the number and kind of Shares subject to options to be granted pursuant to Section 6(a), and (iii) the number and kind of Share issuable upon exercise of outstanding Options, and/or the exercise price per Share thereof (provided that no fractional Shares will be issued upon exercise of any Option). In addition, the Board is authorized to make such adjustments (including, without limitation, the cancellation of options in exchange for the in-the-money value, if any, of the vested portion thereof) in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations or accounting principles.

Section 8.  CHANGES TO THE PLAN

    The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Options under the Plan without the consent of stockholders or Participants, except that any amendment or alteration will be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system as then in effect, and the Board may otherwise determine to submit other such amendments or alterations to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any previously granted Option.

Section 9.  GENERAL PROVISIONS

    (a) AGREEMENTS: Options may be evidenced by agreements or other documents executed by the Company and the Participant incorporating the terms and conditions set forth in the Plan, together with such other terms and conditions not inconsistent with the Plan, as the Board may from time to time approve.

    (b) COMPLIANCE WITH LAWS AND OBLIGATIONS: The Company will not be obligated to issue or deliver Shares in connection with any Option, in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be place thereon.

    (c) LIMITATIONS ON TRANSFERABILITY: Unless otherwise permitted by the Board, Options will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant's death), and will be exercisable during the lifetime of the Participant only by such Participant or his or her guardian or legal representative. Options may not be pledged, mortgaged, hypothecated, or otherwise encumbered and shall not be subject to claims of creditors of any Participant.

    (d) NO RIGHT TO CONTINUE AS A DIRECTOR: Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a director of the Company.

    (e) NO STOCKHOLDER RIGHTS CONFERRED: Nothing contained in the Plan or any agreement hereunder will confer upon any Participant (or any person or entity claiming rights by or through a Participant) any rights of a stockholder of the Company unless and until Shares are in fact issued to such Participant (or person) or, in the case an Option, such Option is validly exercised in accordance with Section 6.

    (f) NONEXCLUSIVITY OF THE PLAN: Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for directors as it may deem desirable.

    (g) GOVERNING LAW: The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

Section 10.  EFFECTIVE DATE OF PLAN; TERMINATION OF PLAN

    The Plan will be effective as of the date of its approval by the stockholder of the Company, and, unless earlier terminated by action of the Board, shall terminate at such time as no Shares remain available for issuance under the Plan and the Company and the Participants have no further rights or obligations under the Plan.

                                                                  SKU#0909-PS-98

BLD45B                              DETACH HERE

                               CLASS A COMMON STOCK

                         BALDWIN TECHNOLOGY COMPANY, INC.


                          ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD NOVEMBER 12, 1998


 P Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints GERALD A. NATHE,
 R HELEN P. OSTER and WILLIAM J. LAURICELLA, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote
 O all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the
 X Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut on November 12, 1998 at 10:00 a.m., Eastern Standard Time, and at any
 Y adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse side.


SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
  SIDE                                                                SIDE

BLD45A                                             DETACH HERE

----                                                                                                                  ____
|   | PLEASE MARK                                                                                                         |
| X | VOTES AS IN                                                                                                         |
|   | THIS EXAMPLE                                                                                                        |
----

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE
VOTED FOR PROPOSAL 1 AND 2.
                                                                                              FOR    AGAINST   ABSTAIN
1. To elect two Class II Directors to serve for           2. To approve the Company's 1998   -----    -----    -----
   three-year terms or until their successors are            Non-Employee Directors' Stock   |    |   |    |   |    |
   elected and qualified.                                    Option Plan                     -----    -----    -----

   NOMINEES: Gerald A. Nathe and M. Richard Rose           3. To transact such other business as may properly come before
     FOR      -----     -----  WITHHELD                       the meeting or any adjournment thereof.
     ALL      |    |    |    | FROM ALL
   NOMINEES   -----     -----  NOMINEES


-----                                                      MARK HERE IF YOU PLAN TO ATTEND THE MEETING          -----
|    |                                                                                                          |    |
-----   --------------------------------------                                                                  -----
        For all nominees except as noted above
                                                                                                                -----
                                                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        |    |
                                                                                                                -----

                                                           PLEASE SIGN, DATE AND RETURN PROXY CARD
                                                           PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                           When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                           Please sign exactly as name appears hereon.

Signature: ______________________________ Date: ______________    Signature: _____________________________ Date: ______________

BL246B                              DETACH HERE

                               CLASS B COMMON STOCK

                         BALDWIN TECHNOLOGY COMPANY, INC.


                          ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD NOVEMBER 12, 1998


 P Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints GERALD A. NATHE,
 R HELEN P. OSTER and WILLIAM J. LAURICELLA, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote
 O all shares of the Class B Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the
 X Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut on November 12, 1998 at 10:00 a.m., Eastern Standard Time, and at any
 Y adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse side.


SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
  SIDE                                                                SIDE

BL246A                                             DETACH HERE

----                                                                                                                  ____
|   | PLEASE MARK                                                                                                         |
| X | VOTES AS IN                                                                                                         |
|   | THIS EXAMPLE.                                                                                                       |
----

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE
VOTED FOR PROPOSAL 1 AND 2.
                                                                                              FOR    AGAINST   ABSTAIN
1. To elect one Class II Director to serve for a          2. To approve the Company's 1998   -----    -----    -----
   three-year term or until his successor is                 Non-Employee Directors' Stock   |    |   |    |   |    |
   elected and qualified.                                    Option Plan.                    -----    -----    -----

   NOMINEE: Gerald A. Nathe                               3. To transact such other business as may properly come before
     FOR      -----     -----  WITHHELD                      the meeting or any adjournment thereof.
     ALL      |    |    |    | FROM ALL
   NOMINEES   -----     -----  NOMINEES


                                                           MARK HERE IF YOU PLAN TO ATTEND THE MEETING          -----
                                                                                                                |    |
                                                                                                                -----

                                                                                                                -----
                                                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        |    |
                                                                                                                -----

                                                           PLEASE SIGN, DATE AND RETURN PROXY CARD
                                                           PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                           When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                           Please sign exactly as name appears hereon.

Signature: ______________________________ Date: ______________    Signature: _____________________________ Date: ______________